Exhibit 5

December 7, 2007

Northern States Power Company

414 Nicollet Mall

Minneapolis, Minnesota 55401

Re: Northern States Power Company Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President and General Counsel of Northern States Power Company (the “Company”) and, as such, I and the attorneys that I supervise have acted as counsel for the Company in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed issuance and sale from time to time of the Company’s first mortgage bonds (the “First Mortgage Bonds”) and senior unsecured debt securities (the “Debt Securities”) (collectively, the “Securities”). The Securities may be offered in separate series, in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement and in the Registration Statement.

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “Corporate Proceedings”), certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company.

I, or attorneys that I supervise, have examined or are otherwise familiar with the Articles of Incorporation of the Company, the By-Laws of the Company, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing and the assumptions that follow, I am of the opinion that:

1.                                       The Company was incorporated and is now a legally existing corporation under the laws of the State of Minnesota; has corporate power, right and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement to which this opinion is an exhibit; and has corporate power, right and authority to create, issue and sell the Securities.

2.                                       When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act, (b) a supplemental indenture relating to the Securities is duly authorized, executed and delivered, (c) the Minnesota Public Utilities Commission issues its capital structure order with respect to the Securities and (d) the Securities are duly authorized, executed, authenticated and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the Prospectus and the Registration Statement, the Securities will be valid and binding obligations of the Company enforceable in accordance with their terms.

The foregoing opinions assume that (a) the indentures and supplemental indentures have been duly authorized, executed and delivered by all parties thereto other than the Company; (b) the Registration Statement and the Minnesota Public Utilities Commission capital structure order shall each continue to be effective; and (c) at the time of the delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

To the extent they relate to enforceability, each of the foregoing opinions is subject to:

(i)                                     the limitation that the provisions of the referenced agreements and instruments may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights;

(ii)                                  general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and

(iii)                               the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (c) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America. The opinions herein expressed are limited to the specific issues addressed and to the laws existing on the date hereof. By rendering this opinion, I do not undertake to advise you with respect to any other matter or any change in such laws or the interpretation thereof that may occur after the date hereof.

I hereby consent to the use of my name in the Registration Statement filed by the Company to register the Securities under the Securities Act and to the filing of this opinion as Exhibit 5 to the Registration Statement.

Respectfully submitted,

Michael C. Connelly
Vice President and General Counsel